UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2021

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34856 (Commission File Number)	36-4673192 (I.R.S. Employer Identification No.)

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77381

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (281) 719-6100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock $0.01 par value per share	HHC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On October 19, 2021, The Howard Hughes Corporation (the “Company”) issued a press release and an investor presentation announcing the acquisition and launch of Douglas Ranch, a new large-scale master planned community (“Douglas Ranch”) to be developed in the city of Buckeye in Phoenix’s West Valley effective October 18, 2021 (the “Effective Date”). The Company acquired Douglas Ranch from JDM Partners, led by Jerry Colangelo, David Eaton and Mel Shultz, and El Dorado Holdings, led by Mike Ingram, for approximately $600 million. JDM Partner and El Dorado Holdings (the “JV Partners”) will remain as joint venture partners with the Company on Trillium, the 3,000-acre first village to be developed in Douglas Ranch. The JV Partners also have an option to reacquire 50% of Douglas Ranch (excluding Trillium) for $271 million that expires six-months after the Effective Date. The acquired properties include nearly 37,000 acres of developable land, which is anticipated to include approximately 100,000 homes, 300,000 residents and 55 million square feet of commercial development. Residential lot sales at the to be developed master planned community are expected to begin in the first half of 2022.

Copies of the press release and the investor presentation are attached hereto as Exhibit 99.1 and 99.2, respectively, are incorporated herein by reference and have been posted on our website at www.howardhughes.com under the “Investors” tab.

The information contained in this Current Report on Form 8-K pursuant to this “Item 7.01 Regulation FD Disclosure” is being furnished. This information shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section or shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless specifically identified therein as being incorporated by reference.

FORWARD LOOKING STATEMENTS

Forward-Looking Statements

Statements made in this Current Report on Form 8-K (this “Current Report”) that are not historical facts, including statements accompanied by words such as “will,” “believe,” “expect,” “enables,” “realize,” “plan,” “intend,” “assume,” “transform” and other words of similar expression, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, estimates, assumptions, and projections as of the date of this Current Report and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially are set forth as risk factors in the Company’s filings with the Securities and Exchange Commission, including its Quarterly and Annual Reports. The Company cautions you not to place undue reliance on the forward-looking statements contained in this Current Report. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated October 19, 2021.
99.2	Investor Presentation, dated October 19, 2021.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

By:	/s/ Peter F. Riley
Peter F. Riley
Senior Executive Vice President, Secretary and General Counsel

Date: October 19, 2021